EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of July 15, 2004, among Genio Group, Inc., a Delaware corporation (the "Company"), and the purchasers' signatory hereto (each such purchaser is a "Purchaser" and all such purchasers are, collectively, the "Purchasers").

         This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

         The Company and the Purchasers hereby agree as follows:

        1. Definitions

                  CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN THAT ARE DEFINED IN THE PURCHASE AGREEMENT SHALL HAVE THE MEANINGS GIVEN SUCH TERMS IN THE PURCHASE AGREEMENT. As used in this Agreement, the following terms shall have the following meanings:

                    "Effectiveness Date" means, with respect to the Registration
               Statement registering for resale the Registrable Securities, the 150th calendar day following the Closing Date; provided, however, in the event that the Company is notified by the Commission that the above Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to the Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

                    "Effectiveness  Period"  shall have the meaning set forth in
               Section 2(a).

                    "Filing  Date"  means,  with  respect  to  the  Registration
               Statement registering for resale the Registrable Securities, the 30th day following the Closing Date.

                    "Holder" or  "Holders"  means the holder or holders,  as the case may be, from time to time of Registrable Securities.

                    "Indemnified  Party"  shall  have the  meaning  set forth in
               Section 5(c).

                    "Indemnifying  Party"  shall have the  meaning  set forth in
               Section 5(c).

                    "Proceeding" means an action, claim, suit,  investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                    "Prospectus"   means   the   prospectus   included   in  the
               Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                    "Registrable Securities" means all of the Underlying Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

                    "Registration  Statement" means the registration  statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

                    "Rule  415"  means Rule 415  promulgated  by the  Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

                    "Rule  424"  means Rule 424  promulgated  by the  Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

                    "Warrants"  shall mean the Common  Stock  purchase  warrants issued to the Purchasers pursuant to the Purchase Agreement.

         2. Registration

         (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities (and including, for purposes of this number, any securities which may be issuable upon any stock split, dividend or other distribution or recapitalization provision in the Warrants or in connection with any anti-dilution provisions in the Warrants) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 or S-1 (or Form S-3, if the Company is then eligible to use such form for such purpose) and shall contain (unless otherwise directed by the Holders and except to the extent the Company determines that modifications thereto are required under applicable law) substantially the "Plan of Distribution" attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is three years after the date that the Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period"). The Company shall immediately notify the Holders via facsimile of the effectiveness of the Registration Statement on the same day that the Company receives notification of the effectiveness from the Commission.

         (b) If: (i) the Registration Statement is not filed on or prior to its Filing Date (if the Company files the Registration Statement without affording the Holders the opportunity to review and comment on the same as required by
Section 3(a), the Company shall not be deemed to have satisfied  clause (i)), or
(ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or not subject to further review, or (iii) prior to the Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of the Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for the Registration Statement to be declared effective, or (iv) the Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by the Effectiveness Date, or (v) after the Effectiveness Date, the Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 20 consecutive Trading Days or in any individual case an aggregate of 30 Trading Days during any 12 month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an "Event", and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 10 Trading Day period is exceeded, or for purposes of clause (v) the date on which such 20 or 30 Trading Day period, as applicable, is exceeded being referred to as "Event Date"), then, (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, 1.5%
of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. For the purposes of calculating the amount due, each month will be deemed to be 30 days in length. If the Company fails to pay any liquidated damages pursuant to this
Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

         3. Registration Procedures

         In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Not less than five Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably and in good faith object, provided, the Company is notified of such objection in writing no later than 2 Trading Days after the Holders have been so furnished copies of such documents.

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424;
(iii) respond as promptly as reasonably possible, and in any event within 10 Trading Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than two Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) when the Commission notifies the Company whether there will be a "review" of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability or the Registration Statement or Prospectus; provided that the Company shall not disclose the nature of such information to the Holder.

         (d) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (e) Use commercially reasonable efforts to register or qualify the resale of such Registrable Securities as required under applicable securities or Blue Sky laws of each State within the United States as any Holder reasonably requests in writing, to keep each the Registration or qualification (or exemption therefrom) effective during the Effectiveness Period; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         (f) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

         (g) Upon the occurrence of any event contemplated by Section 3(c), as promptly as reasonably possible under the circumstances prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses
(ii) through (vi) of Section 3(c) above to suspend the use of the use of any Prospectus until the requisite changes to such Prospectus have been made, or the Company otherwise notifies the Holders of its election to suspend the availability of the Registration Statement and Prospectus pursuant to clause
(vi) of Section 3(c), then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of the Registration Statement and Prospectus pursuant to clause (vi) of Section 3(c), the Company shall not be required to take such action until such time as it shall determine that the continued availability of the Registration Statement and Prospectus is no longer not in the best interests of the Company. The Company shall be entitled to exercise its right under this
Section 3(g) to suspend the availability of the Registration Statement and Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed 60 consecutive days or for multiple periods not to exceed 90 days in any 12 month period.

         (h) Comply with all applicable rules and regulations of the Commission.

         (i) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (j) The Company may require, at any time prior to the third Trading Day prior to the Filing Date, each Holder to furnish to the Company a statement substantially in the form of Annex B hereto. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing at such time shall be tolled, until such information is delivered to the Company.

         4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Purchase Agreement, any legal fees or other costs of the Holders.

         5. Indemnification

         (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions or alleged untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

         (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon: (i) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the expense of one such counsel for each Holder shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such
Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6. Miscellaneous

         (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and all of the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(b), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

         (c) No Piggyback on Registrations. Except as and to the extent specified in Schedule 6(c) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

         (d) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

         (e) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(ii), (iii) or
(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(g), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

         (f) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission the Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in the Registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(f) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement..

         (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

         (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

         (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (n) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (o) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                              ********************

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                       GENIO GROUP, INC.


                                       By: _________________________________
                                           Name:
                                           Title:

                       [SIGNATURE PAGE OF HOLDERS FOLLOWS]

                    [SIGNATURE PAGE OF HOLDERS TO RRA -GNOI]

                                    CRESTVIEW CAPITAL MASTER, LLC



                                    By:  ___________________________________
                                    Name:
                                    Title:

                              PLAN OF DISTRIBUTION
                              --------------------

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    settlement of short sales crated after the date of this Prospectus;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M prohibits any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

         The selling stockholder may from time to time pledge or grant a security interest in or transfer some or all of the Shares or common stock or Warrant owned by them and, (if they default in the performance of their secured obligations), the pledgees or secured parties or transferees may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Penny Stock Rules

         Our common stock is subject to the "penny stock" rules that impose additional sales practice requirements should because our shares presently do not trade in any market and can be expected to trade below $5.00 per share. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose:

     o the commission payable to both the broker-dealer and the registered representative,

     o    current quotations for the securities, and

     o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell shares of our common stock, and may affect the ability to sell the shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.]

         The Company is required to pay all fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                     ANNEX B

                                GENIO GROUP, INC.

                 SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

         The undersigned beneficial owner of common stock, $.0001 par value per share (the "Common Stock"), of Genio Group, Inc. (the "Company"), (the "Registrable Securities") understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of July 15, 2004 (the "Registration Rights Agreement"), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

         Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

                                     NOTICE

         The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

1.   NAME.

         (a)      Full Legal Name of Selling Securityholder

                  --------------------------------------------------------------


         (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

                  --------------------------------------------------------------


         (c) Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

                  --------------------------------------------------------------



2.   ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Telephone:
          ----------------------------------------------------------------------
Fax:
    ----------------------------------------------------------------------------
Contact Person:
               -----------------------------------------------------------------

3.   BENEFICIAL OWNERSHIP OF REGISTRABLE SECURITIES:

       (a) Type and Principal Amount of Registrable Securities beneficially owned:


              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

4.   BROKER-DEALER STATUS:

       (a)    Are you a broker-dealer?

                                Yes  [ ]      No     [ ]

              Note: If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

       (b)    Are you an affiliate of a broker-dealer?

                                Yes  [ ]      No     [ ]

       (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

                                Yes  [ ]      No     [ ]

              Note: If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

       Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

       (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

              ------------------------------------------------------------------

              ------------------------------------------------------------------

6.  RELATIONSHIPS WITH THE COMPANY:

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

         State any exceptions here:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------



         The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

         IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:                            Beneficial Owner:
       -------------------                          ----------------------------

                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO: